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                                                                   EXHIBIT 10.11

                         OIL STATES INTERNATIONAL, INC.
                        CHANGE OF CONTROL SEVERANCE PLAN
                       FOR SELECTED MEMBERS OF MANAGEMENT

         Oil States International, Inc., a Delaware corporation (the "Company"), hereby adopts this Oil States International, Inc. Change of Control Severance Plan for Selected Members of Management (the "Plan"), effective as of _______________, 2001 (the "Effective Date").

1. Purpose. The purpose of the Plan is to aid the Company's ability to obtain and retain the services of those key management employees of the Company and its Affiliated Entities whom the Compensation Committee believes are important to the success of the Company by providing them with certain severance benefits upon a qualifying termination of their employment on or following a Change of Control of the Company.

2.       Definitions.

                  "Affiliated Entity" means any entity that, directly or through one or more intermediaries, is controlled by the Company or controls the Company, as determined by the Compensation Committee.

                  "Annual Base Salary" means the Eligible Employee's annual rate of base salary as in effect immediately prior to the Change of Control.

                  "Cause" means:

                  (i) the Eligible Employee's gross negligence or wilful misconduct in the performance of the Eligible Employee's duties and responsibilities;

                  (ii) a material violation of any Company or Affiliated Entity's material policy, including, without limitation, dishonesty or the theft, embezzlement or misappropriation or material misuse of any Company or Affiliated Entity's funds or property;

                  (iii) any conviction of (or plea of nolo contendere by) the Eligible Employee for a felony; or

                  (iv) the Eligible Employee's willful and continued failure, after written notice from the Company or Affiliated Entity, to perform substantially the Eligible Employee's duties and responsibilities.

                  "Change of Control" means any of the following:

                  (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (other than a trustee or



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                  other fiduciary holding securities under an employee benefit plan of the Company or any affiliate, SCF III, L.P., SCF IV, L.P., or any affiliate of SCF-III, L.P. or SCF-IV, L.P. or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company's then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;

                  (ii) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (i) are directors of the Company as of the Effective Date, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (2) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

                  (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or if the surviving entity is or shall become a subsidiary of another entity, then such parent entity)) more than 50% of the combined voting power of the voting securities of the Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation;

                  (iv) the stockholders of the Company approve a plan of complete liquidation of the Company; or

                  (v) the sale or disposition (other than a pledge or similar encumbrance) by the Company of all or substantially all of the assets of the Company other than to a subsidiary or subsidiaries of the Company.

                  "Committee" means the Compensation Committee of the Board of Directors of the Company.

                  "Company" means Oil States International, Inc. and any successor thereto.



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                  "Eligible Employee" means an individual who, immediately prior to the Change of Control, is both (i) listed on Attachment A hereto by action of the Committee and (ii) an employee of the Company or of an Affiliated Entity. The Committee may provide on Attachment A for different classes of Eligible Employees and provide on Attachment B for different Severance Benefits to the different classes of Eligible Employees.

                  "Good Reason" means, without the Eligible Employee's prior written consent, (i) a material reduction in the Eligible Employee's authority, duties, or responsibilities from those in effect immediately prior to the Change of Control, (ii) a reduction in the Eligible Employee's Annual Base Salary when compared with the same as in effect immediately prior to the Change of Control, or (iii) the assignment of the Eligible Employee to a principal place of work that is more than 50 miles from the Eligible Employee's principal place of work immediately prior to the Change of Control. Notwithstanding the above however, Good Reason shall not exist with respect to a matter unless the Eligible Employee gives the Company written notice of such matter within 30 days of the date the Eligible Employee knows or should reasonably have known of its occurrence. If the Eligible Employee fails to give such notice timely, he shall be deemed to have waived all rights he may have under this Plan with respect to such matter.

                  "One Week's Pay" means the Eligible Employee's Annual Base Salary divided by 52.

                  "Plan" means the Company's Change of Control Severance Plan for Selected Members of Management as set forth herein, as it may be amended from time to time.

                  "Plan Administrator" means the Company.

                  "Protected Period" means the 12 month period beginning on a Change of Control.

                  "Qualified Termination" means the Eligible Employee's employment with the Company and its Affiliated Entities is terminated during the Protected Period (i) by the Company or Affiliated Entity other than for Cause or (ii) by the Eligible Employee for a Good Reason; provided, however, an Eligible Employee whose employment is terminated by the Company or the Eligible Employee in conjunction with the disposition of stock or assets of the Company or an Affiliated Entity shall not constitute a Qualified Termination if the Eligible Employee is offered comparable employment (in terms of the Good Reason events, i.e., authority, duties and responsibilities; Annual Base Salary; and place of work) with the entity (or an affiliate thereof) that acquired such stock or assets, whether or not the employment offer is accepted. Further, no termination shall be for a Good Reason unless the Company or Affiliated Entity, as the case may be, fails to correct such matter within 30 days of its receipt of written notice of the Good Reason event from the Eligible Employee and during such 30-day period the Eligible Employee may not terminate for Good Reason.



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                  "Release" means a general release and waiver of all employment related claims of the Eligible Employee in the form prepared by the Company.

                  "Severance Benefits" means the benefits provided on Attachment B hereto, which, if different classes of Eligible Employees are set forth on Attachment A, may be different benefits for such different classes of Eligible Employees.

                  "Target AICP" means the targeted value of the Eligible Employee's annual incentive compensation plan bonus for the year in which his Qualified Termination occurs or the fiscal year immediately preceding the Change of Control, whichever is a greater amount

3.       Eligibility for Severance Benefits.

         (a) Prior to a Change of Control, the Committee, in its discretion, may at any time or times add an employee to Attachment A, delete an employee from Attachment A, create different classes of Eligible Employees and change an Eligible Employee from one class to another class on Attachment A.

         (b) No employee shall have any vested rights under this Plan prior to a Change of Control and unless the employee is an Eligible Employee who incurs a Qualified Termination, no benefits shall be payable to such employee under this Plan.

4.       Severance Benefits.

         (a) Subject to the further provisions of this Section 4, the Severance Benefits to which an Eligible Employee who incurs a Qualified Termination shall be entitled are those provided in Attachment B hereto and applicable to such Eligible Employee. Severance Benefits are in addition to any earned, but unpaid, Annual Base Salary and accrued vacation of the Eligible Employee through the date of the Qualified Termination.

         (b) Notwithstanding provisions of this Plan to the contrary, as a condition to the receipt of any Severance Benefit under this Plan, an Eligible Employee (or beneficiary thereof) must first execute and deliver to the Company a binding general release, as prepared by the Company, that releases the Company, its officers, directors, employees, agents, subsidiaries and affiliates from any and all claims and from any and all causes of action of any kind or character that the Eligible Employee may have arising out of the Eligible Employee's employment with the Company and the Affiliated Entities or the termination of such employment, but excluding (i) any claims and causes of action that the Eligible Employee may have arising under or based upon this Plan, and (ii) any vested rights the Eligible Employee may have under any other employee benefit plan or deferred compensation plan or program of the Company or an Affiliated Entity.

         (c) If an Eligible Employee is entitled to receive similar severance benefits under another severance plan, program or policy of the Company or an Affiliated Entity, the Severance Benefits



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under this Plan shall be reduced by the similar severance benefits provided or to be provided to the Eligible Employee under such other plan, program or policy.

         (d) In the event an Eligible Employee dies after a Qualified Termination and before receiving the lump sum severance payment to which the Eligible Employee was entitled hereunder, the Eligible Employee's spouse or, if there is no spouse, the beneficiary designated by the Eligible Employee under the Company-sponsored group term life insurance plan, shall receive such payment.

         (e) Notwithstanding any provisions of this Plan to the contrary, payments or benefits otherwise to be provided to an Eligible Employee under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

5.       Administration of the Plan.

         (a) The Plan Administrator shall have the authority to control and manage the operation and administration of the Plan. The duties of the Plan Administrator shall be performed by one or more employees of the Company and the Affiliated Entities as are from time to time designated by the Chief Executive Officer of the Company. Such employees shall be indemnified by the Company against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

         (b) Subject to the terms of the Plan, the Plan Administrator may from time to time adopt such procedures, rules and regulations as it deems appropriate for the administration of the Plan. In this regard, the Plan Administrator shall have such powers as may be necessary to discharge its duties under the Plan, including the power:

                  (i) to administer, interpret and construe the Plan and to determine all questions with regard to employment, eligibility, Severance Benefits and other matters for the purpose of administering the Plan, provided that all such actions shall be applied in a nondiscriminatory manner;

                  (ii) to prescribe procedures to be followed and the forms to be executed by Eligible Employees filing application for Severance Benefits under the Plan;

                  (iii) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal counsel, who may be the legal counsel to the Company on other matters; and

                  (iv) to delegate to others any administrative or ministerial duties as it may deem necessary or appropriate for the administration of the Plan.



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         (c) If any claim for a Severance Benefit is denied, the Company shall notify the claimant within a reasonable time of such denial setting forth the specific reasons therefor, and afford such claimant a reasonable opportunity for a full and fair review of the decision denying his claim. Notice of such denial shall set forth, in addition to the specific reasons for the denial, the following: (i) reference to pertinent provisions of the Plan; (ii) such additional information as may be relevant to denial of the claim; (iii) an explanation of the claims review procedure; (iv) advice that such claimant may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments. The claimant will have 60 days to request a review of the denial by the Company, which will provide a full and fair review. The request shall be in writing. The claimant may review pertinent Plan documents and submit comments in writing. The Company shall render a decision within 60 days after claimant's request for review (which may be extended to 120 days if circumstances so require) and shall advise claimant in writing of its decision on such review specifying its reasons and identifying appropriate provisions of the Plan.

         (d) Notwithstanding anything herein to the contrary, the Eligible Employee may (but shall not be required to) elect that his or her claim for Severance Benefits be settled by arbitration in the city in which the Eligible Employee resides at such time in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         (e) When it is determined that an Eligible Employee entitled to Severance Benefits is legally incompetent, the Severance Benefits may be paid or provided to the spouse, legal guardian or custodian of such person and such payment shall constitute a complete discharge of all liability of the Company and the Plan with respect to such payment.

7.       Amendment and Termination of the Plan.

         (a) Subject to the provisions of Section 7(b), the Company, by action of the Committee, reserves the right, at any time and from time to time, to amend or terminate in whole or in part any or all provisions of the Plan. The Chief Executive Officer may also amend the Plan provided such amendment does not materially increase the obligations of the Company under the Plan in the aggregate or with respect to any Eligible Employee. Each amendment of the Plan shall be in writing, and shall become effective on the date specified therein.

         (b) No amendment or termination of the Plan shall be made (or become effective) on or after the date of a Change of Control that would adversely affect the Severance Benefits that an Eligible Employee would have received under the Plan but for such amendment or termination.

8.       General

         (a) Except to the extent preempted by applicable federal law, this Plan shall be governed by the laws of the State of Texas, without regard to conflict of laws principles thereof.



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         (b) The Plan is intended to conform with, and be administered in conformance with, all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended. Should any provision herein be inconsistent with any such a requirement, the Plan Administrator shall construe such provision in a manner that is consistent with such requirement, but is also as nearly consistent as is practical with the original intention of such provision.

         (c) This Plan does not constitute a contract or guarantee of employment to any Eligible Employee.

         (d) Benefits may not be assigned, encumbered, pledged or alienated by an Eligible Employee other than by will or the laws of descent and distribution.

         (e) The Company shall be entitled to withhold from all payments of Severance Benefits or other compensation due an Eligible Employee all taxes required by applicable law to be withheld by the Company with respect to the Severance Benefits.

                                              OIL STATES INTERNATIONAL, INC.


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                     ---------------------------


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                                  ATTACHMENT A
                               ELIGIBLE EMPLOYEES



                  NAME                                 CLASS

                                                          I
                                                          I
                                                          I
                                                          I
                                                          I

                                                         II
                                                         II
                                                         II
                                                         II
                                                         II

                                                        III
                                                        III

                               SEVERANCE BENEFITS


A.       Severance Pay

                  On or as soon as reasonably practical following an Eligible Employee's Qualified Termination and compliance with Section 4(b), the Company shall pay such Eligible Employee a lump sum amount in cash (less all applicable tax withholdings) equal to the sum of (x) and (y), where (x) is equal to the product of One Week's Base Salary and the following multiplier, based on his Class:

                                    Class I      --  104

                                    Class II     --   52

                                    Class III    --   26

and (y) is equal to the product of (i) the Eligible Employee's Target AICP and
(ii) the quotient of his applicable multiplier, based on his class as set with above, divided by 52.

B.       Continued Health Plan Coverage

                  Following a Qualified Termination, an Eligible Employee may continue his or her coverage under the Company's group health plan for the number of months specified below by his Class (the "Severance Period") by timely paying the Company his or her monthly premium equal to the monthly premium charged by the Company to an active employee for similar coverage:

                                    Class I      --  104

                                    Class II     --   52

                                    Class III    --   26

         An Eligible Employee's Severance Period shall terminate if the Eligible Employee fails to timely pay the required monthly premium. An Eligible Employee's period of COBRA coverage, if applicable, will not begin until the end of the applicable Severance Period.



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C.       Outplacement Services

                  The Company shall provide, at such times and places as it reasonably chooses, outplacement counseling to the Eligible Employee. The Company will have the sole discretion in the selection of the outside vendor, the services to be provided to the Eligible Employee, and the duration of such services. The amount of such services provided to an Eligible Employee shall not exceed $15,000.